Exhibit 99.1

Aon Purchases Magnitude's Human Capital Optimization Solution

Chester, NJ (October 28, 2005) - Aon (NYSE: AOC) and Magnitude Information Systems, Inc. (NASDAQ:MAGY), a human capital optimization solution company, have announced that Aon Risk Services has purchased Magnitude's ErgoEnterprise(TM) software for a large segment of its employees using computers.

In 2004 the two firms entered into a strategic alliance, offering Magnitude's ErgoEnterprise(TM) software as a Human Capital Optimization(TM) Solution for companies with significant populations of computer users. Aon recognized that with thousands of its own employees using computers, it fit the profile of a knowledge worker enterprise and could potentially realize significant productivity gains utilizing ErgoEnterprise(TM).

Magnitude's Human Capital Optimization solution minimizes the potential for computer related Repetitive Stress Injuries (RSI's), while simultaneously reducing fatigue, which significantly increases accuracy. Minimizing lost work days attributable to computer related RSI's increases knowledge workforce 'up-time". Maximizing the accuracy of the workforce further increases output, thus compounding the overall productivity gains.

According to the Bureau of Labor Statistics, RSIs cost American business an estimated 33 billion a year in workers' compensation costs and related costs. ErgoEnterprise(TM), a patented software solution, tracks keyboard and mouse activity. It offers a suite of exercises, interactive assessments and surveys as well as training on proper posture and office ergonomics. The central nervous system of ErgoEnterprise(TM) is a "data warehouse" which tracks the human-computer interaction at a "granular level". Real time and historical computer usage data drive the injury prevention, fatigue minimization and productivity enhancement algorithms.

Paul Capuzzo, a managing director with Aon Risk Services, states: "We originally recognized the potential of this solution to help organizations with people using computers and undertook due-diligence to confirm its effectiveness. We understood that we also have extensive computer users who can benefit from this solution, which led to this decision." Mark Chroscielewski, Magnitude SVP of Business Development commented that outside of the manufacturing sector, it is rare to find a business that is not looking for productivity gains as a way to improve their competitive position. Optimizing human capital in the knowledge worker enterprise will be the new competitive frontier".

About Magnitude

Magnitude Information Systems, Inc. (www.magnitude.com) is the leading developer of Human Capital Optimization Solutions for employers with computer users. ErgoEnterprise(TM), Magnitude's unique patented flagship product delivers RSI Management and productivity enhancement benefits. ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

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About Aon

Aon Corporation (www.aon.com) is a leading provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting. There are 47,000 employees working in Aon's 500 offices in more than 120 countries. Backed by broad resources, industry knowledge and technical expertise, Aon professionals help a wide range of clients develop effective risk management and workforce productivity solutions.

Contact:

Magnitude: Mark Chroscielewski, 917-837-8170

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.